Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy, Inc. Raises $6 Million Through Sale of Series C Preferred Stock; Moves Temporary Equity to Permanent Equity; and Positions Company for Closing of Viking Merger

HOUSTON, TX – June 23, 2020 (GlobeNewswire) – Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) today announced that on June 22, 2020, it sold 630 shares of its Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”) to an institutional investor in consideration for $6 million (a 5% original issue discount to the $10,000 face value of such preferred stock).

The Company plans to use the funds raised to pay operating expenses and expenses in connection with the merger contemplated by that certain Agreement and Plan of Merger entered into between the Company and Viking Energy Group, Inc. (“Viking”) on February 3, 2020, as amended from time to time (the “Merger”), and subject to the parties coming to an agreement on terms and conditions relating to such advance, to advance a substantial portion of such funds to Viking, in anticipation of the Merger.

The Company recently received comments from the Securities and Exchange Commission on its initial draft Registration Statement on Form S-4 and plans to turn its attention to addressing such comments and re-filing the updated Form S-4 after the filing of the Company’s annual report on Form 10-K, which the Company plans to file later this week. The Company’s goal is still to close the Merger by late summer, as previously disclosed.

In connection with sale of the Series C Preferred Stock to the institutional investor, such investor (who held all 2,566 outstanding shares of the Company’s Series C Preferred Stock prior to the sale of the 630 new shares of preferred stock described above), entered into an amendment agreement with the Company. Pursuant to such agreement, the investor agreed to waive the requirement previously set forth in the purchase agreement entered into with such investor in February 2020, pursuant to which the investor purchased 525 shares of Series C Preferred Stock for $5 million, which would have required the Company to redeem all 525 of such shares of Series C Preferred Stock, for 110% of their face value (an aggregate of $5,775,000), in the event that the Merger did not close. As a result of such amendment, the $5,000,000 paid by the investor to the Company for the purchase of the 525 shares of Series C Preferred Stock on February 3, 2020 will be released from temporary equity and included in permanent equity in the Company’s June 30, 2020 balance sheet.

Notwithstanding such amendment described above, the June 22, 2020 purchase agreement entered into with the investor requires, similar to as the prior terms of the February 2020 purchase agreement, that the Company redeem all 630 shares of Series C Preferred Stock sold to the investor at 110% of their face value, in the event the Merger does not close (which repurchase obligation totals $6,930,000).

Additional information regarding the transactions described above and the terms of the Series C Preferred Stock, which is convertible into shares of the Company’s common stock, is disclosed in the Current Report on Form 8-K filed by the Company today with the Securities and Exchange Commission, and available at www.sec.gov and on the Company’s website at www.camber.energy.

Louis G. Schott, Interim CEO of the Company, stated, “We believe with this cash infusion, we will have sufficient capital to close the merger with Viking, and plan to continue to work towards closing such merger in the weeks ahead. Additionally, with the change in the presentation of the prior Series C Preferred Stock sold in February 2020 from temporary equity, to permanent equity, on the Company’s June 30, 2020 balance sheet, we anticipate increasing our stockholders’ equity as of June 30, 2020 to a level sufficient to meet the NYSE American’s continued listing standards.”

About Viking:

Viking is an independent exploration and production company focused on the acquisition and development of oil and natural gas properties in the Gulf Coast and Mid-Continent region. The company owns oil and gas leases in Texas, Louisiana, Mississippi and Kansas. Viking targets undervalued assets with realistic appreciation potential.

About Camber:

Based in Houston, Texas, Camber Energy (NYSE American:CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in Texas. For more information, please visit the company's website at www.camber.energy.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the occurrence of any event, change or other circumstances that could give rise to the parties failing to complete the merger on the terms disclosed, if at all, the right of one or both of Viking or Camber to terminate the merger agreement and the result of such termination; the outcome of any legal proceedings that may be instituted against Viking, Camber or their respective directors; the ability to obtain regulatory approvals and other consents, and meet other closing conditions to the merger on a timely basis or at all, including the risk that regulatory approvals or other consents required for the merger are not obtained on a timely basis or at all, or which are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by Viking stockholders and Camber stockholders on the expected schedule; required closing conditions which may not be able to be met and/or consents which may not be able to be obtained; difficulties and delays in integrating Viking’s and Camber’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties, including, but not limited to, as a result of the recent volatility in oil and gas prices and the status of the economy (both US and global) due to the Covid-19 pandemic and actions taken to slow the spread of Covid-19; risks that the transaction disrupts Viking’s or Camber’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; the ability of Camber to obtain the approval of its Series C Preferred Stock holder to close the Merger; the ability of Viking or Camber to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the merger; the continued availability of capital and financing prior to, and following, the merger; the business, economic and political conditions in the markets in which Viking and Camber operate; and the fact that Viking’s and Camber’s reported earnings and financial position may be adversely affected by tax and other factors.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission, and Viking’s and Camber’s publicly filed reports, including Viking’s Annual Report on Form 10-K for the year ended December 31, 2019, Camber’s Annual Report on Form 10-K for the year ended March 31, 2019 and subsequently filed Quarterly Reports on Form 10-Q.

Viking and Camber caution that the foregoing list of important factors is not complete, and they do not undertake to update any forward-looking statements that either party may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Viking, Camber or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed merger, on June 4, 2020 Camber filed with the SEC a registration statement on Form S-4 to register the shares of Camber’s common stock to be issued in connection with the merger. The registration statement includes a preliminary joint proxy statement/prospectus which, when finalized, will be sent to the respective stockholders of Viking and Camber seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FINAL REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIKING, CAMBER AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Viking at its website, www.Viking.com, or from Camber at its website, www.Camber.energy. Documents filed with the SEC by Viking will be available free of charge by accessing Viking’s website at www.vikingenergygroup.com under the heading “Investors” – “SEC Filings”, or, alternatively, by directing a request by telephone or mail to Viking Energy Group, Inc. at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094, (281) 404-4387, and documents filed with the SEC by Camber will be available free of charge by accessing Camber’s website at www.camber.energy under the heading “Investors” – “SEC Filings”, or, alternatively, by directing a request by telephone or mail to Camber Energy, Inc. at 1415 Louisiana, Suite 3500, Houston, Texas, 77002, (210) 998-4035.

Participants in the Solicitation

Viking, Camber and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of Viking and Camber in respect of the proposed merger under the rules of the SEC. Information about Viking’s directors and executive officers is available in Viking’s Annual Report on Form 10-K for the year ended December 31, 2019. Information about Camber’s directors and executive officers is available in Camber’s Annual Report on Form 10-K for the year ended March 31, 2019 and its definitive proxy statement for its 2020 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the final joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the final joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Viking or Camber using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.